UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2015 (June 30, 2015)

TIER REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17300 Dallas Parkway, Suite 1010, Dallas, Texas
75248
(Address of principal executive offices)
(Zip Code)

(972) 483-2400
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On June 30, 2015, Tier Operating Partnership LP (“Tier OP”), the operating partnership of TIER REIT, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), entered into an amended and restated credit agreement (the “Amended Credit Agreement”) providing for a senior secured credit facility with total financing of up to $750 million with Wells Fargo Bank, National Association as administrative agent and lender; JPMorgan Chase Bank, N.A. as syndication agent and lender; and the other lenders from time to time parties thereto (collectively, the “Lenders”); Wells Fargo Securities, LLC and J.P. Morgan Securities LLC as joint lead arrangers and joint bookrunners; and U.S. Bank National Association and Fifth Third Bank as co-documentation agents. The Amended Credit Agreement allows Tier OP to borrow $275 million under a new seven-year term loan facility (the “New Term Facility”) in addition to the previous five-year, $250 million term loan facility (the “Previous Term Facility), and together with the New Term Facility, the “Term Loan Facility”) and up to $225 million in a revolving line of credit (the “Revolving Facility,” and together with the Term Loan Facility, the “Facility”). Prior to the occurrence of a collateral release event (discussed below), outstanding borrowings under the Facility are limited to the lesser of (1) 65% of the aggregate as-is appraised value of the pool of properties securing the Facility and (2) a debt service coverage amount with respect to such properties. Subject to the satisfaction of conditions set forth in the Amended Credit Agreement, we may increase the Revolving Facility or receive additional loans under the Term Loan Facility by an additional $225 million in the aggregate.

We used the proceeds of the New Term Facility to repay outstanding debt maturities related to our Bank of America Plaza property in Charlotte, North Carolina, and our Terrace Office Park property in Austin, Texas. At closing, under the Revolving Facility, we had no borrowings outstanding and had approximately $65.7 million of availability. We intend to use the Facility to repay upcoming debt maturities, to finance any future acquisitions and for general corporate purposes and have acted as a guarantor of the Facility.

The New Term Facility matures on June 30, 2022; the Previous Term Facility matures on December 18, 2019; and the Revolving Facility matures on December 18, 2018 and can be extended one additional year upon payment of an extension fee in an amount equal to 20 basis points based on the total commitment amount of the Revolving Facility and subject to certain conditions.

Loans under the Facility will bear interest at an annual rate that is equal to either, at Tier OP’s election, (1) the “base rate” (calculated as the greatest of (i) the agent’s “prime rate”; (ii) 0.5% above the Federal Funds Rate; or (iii) LIBOR for an interest period of one month plus 1.0%) plus an applicable margin ranging from 50 to 130 basis points for loans under the Revolving Facility, from 45 to 125 basis points for loans under the Previous Term Facility, and from 80 to 160 basis points for loans under the New Term Facility, or (2) LIBOR plus an applicable margin ranging from 150 to 230 basis points for loans under the Revolving Facility, from 145 to 225 basis points for loans under the Previous Term Facility, and from 180 to 260 basis points for loans under the New Term Facility, with each applicable margin depending on the ratio of total indebtedness to total asset value. Following a collateral release event (discussed below), the applicable margin for “base rate” loans ranges from 40 to 120 basis points for loans under the Revolving Facility, from 35 to 115 for loans under the Previous Term Facility, and from 70 to 150 basis points for loans under the New Term Facility, and for LIBOR loans ranges from 140 to 220 basis points for loans under the Revolving Facility, from 135 to 215 basis points for loans under the Previous Term Facility, and from 170 to 250 basis points for loans under the New Term Facility, with each applicable margin depending on the ratio of total indebtedness to total asset value. At closing, Tier OP did not have any borrowings outstanding under the Revolving Facility and therefore did not make an election with regard to the applicable annual rate. In October 2014, we entered into two interest rate swap agreements to hedge the interest rate on the $250 million of borrowings under the Previous Term Facility to manage our exposure to future interest rate movements, which fixed the average LIBOR rate at approximately 1.69%, plus the applicable margin of 1.55%, for an interest rate of approximately 3.24% for borrowings under the Previous Term Facility. In March 2015, we entered into two additional interest rate swap agreements to hedge the interest rate on the $275 million of borrowings under the New Term Facility to manage our exposure to future interest rate movements, which fixed the average LIBOR rate at approximately 1.77%, plus the applicable margin of 1.90%, for an interest rate of approximately 3.67% for borrowings under the New Term Facility.

Tier OP has the right to prepay any outstanding amounts of the Revolving Facility, the Previous Term Facility, and, after June 30, 2017, the New Term Facility under the Amended Credit Agreement, in whole or in part, at any time without penalty or premium upon delivery of three business days prior written notice, provided that any partial payment is in a minimum amount of $1 million. Premiums for portions of the New Term Facility prepaid prior to July 1, 2017 will be 2% for prepayments on or before June 30, 2016, and 1% for prepayments between July 1, 2016 and June 30, 2017.

At closing, all amounts owed under the Facility are guaranteed by us and certain subsidiaries of Tier OP, and the Facility is secured by a perfected first priority lien and security interest in a collateral pool initially consisting of the real property and improvements known as 111 Woodcrest in Cherry Hill, New Jersey; 801 Thompson in Rockville, Maryland; 5104 Eisenhower Boulevard in Tampa, Florida; 5950 Sherry Lane in Dallas, Texas; Bank of America Plaza in Charlotte, North Carolina; Buena

Vista Plaza in Burbank, California; Burnett Plaza in Fort Worth, Texas; Centreport Office Center in Ft. Worth, Texas; FOUR40 in Chicago, Illinois; the Terrace Office Park in Austin, Texas; and Three Eldridge Place in Houston, Texas. Upon certification by the Company that it has met certain financial covenants for two consecutive quarters and satisfaction of certain other conditions in the Amended Credit Agreement, the agent is authorized to release the liens on the collateral pool properties to effect the collateral release event.

Upon the occurrence of any “event of default,” as described below, all loans will bear interest payable on demand at a rate equal to 5% per annum above the base rate plus the applicable margin until the default is cured. In addition to Tier OP failing to pay amounts when due and breaching any of the terms of the Amended Credit Agreement or related loan documents, events of default include, but are not limited to: (1) failure to pay when due any recourse indebtedness of $10 million or more, non-recourse indebtedness of $75 million or more or any derivatives contracts in excess of $10 million; (2) insolvency or bankruptcy by us, Tier OP or any of our subsidiaries to which more than 5% of our total asset value is attributable; (3) judgments against us, Tier OP or any other subsidiary in excess of $50 million; and (4) a change in control or change in management as set forth in the Amended Credit Agreement. If an event of default occurs and is not cured within any applicable grace period, the Lenders may accelerate the maturity of all outstanding loans and terminate their obligation to make any future loans.

The Amended Credit Agreement contains customary affirmative, negative and financial covenants, representations, warranties and borrowing conditions, all as set forth in the Amended Credit Agreement. Tier OP is required to pay certain fees under the Amended Credit Agreement and documents executed in connection therewith, including an annual administrative fee in an amount equal to $75,000 per annum.

The information set forth above with respect to the Amended Credit Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Amended Credit Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01    Regulation FD Disclosure.

On July 2, 2015, we issued a press release with respect to the credit facility, joint ventures on our D.C. properties, and our progress on 2016 debt maturities.  A copy of the press release is attached as Exhibit 99.1 to this Current Report.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01    Financial Statements and Exhibits.

 (d)    Exhibits.

Exhibit Number	Description
99.1	Press Release, dated July 2, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIER REIT, INC.

Dated: July 2, 2015	By:	/s/ Telisa Webb Schelin
Telisa Webb Schelin
Chief Legal Officer, Executive Vice President & Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated July 2, 2015

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